As Filed  with the  Securities  and  Exchange  Commission  July  23,,  2004
                                                    Registration No.: 333-112111


                          U.S. SECURITIES AND EXCHANGE
                       COMMISSION Washington, D.C. 20549

                                  Form SB-2/A3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STRONG TECHNICAL INC.
                 (Name of Small Business Issuer in its Charter)


           Delaware                       7363                  54-2100419
 ----------------------------       ------------------     ---------------------
(State or other jurisdiction        Primary Industrial      (I.R.S. Employer
of incorporation or organization)    Class Code No.         Identification No.)

                                303 Church Street
                         Rock Hill, South Carolina 29730
                                  803-230-8487
          (Address and telephone number of principal executive offices)

                                Richard Armstrong
                            c/o Strong Technical Inc.
                                303 Church Street
                         Rock Hill, South Carolina 29730
                                  803-230-8487
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO

                               Gary B. Wolff, P.C.
                          805 Third Avenue, 21st Floor
                            New York, New York 10022
                                  212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE


Title of Each Class Of                Proposed Maximum  Proposed Maximum       Amount of
  Securities To Be      Amount To Be   Offering Price   Aggregate Offering    Registration
     Registered          Registered      Per Unit 1          Price 1             Fee
----------------------  ------------  ----------------  -------------------  ------------

Common stock, $ .001    3,005,650         $ .001              $3,065             $1.00
Par value per shares    shares




----------------------------
1    Estimated  solely  for  the  purpose  of  computing  the  amount  of the registration fee and based upon the amount of consideration received by Strong Technical Inc. pursuant to Rule 457(a) under the Securities Act of '33, as amended. As of the date hereof there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price. The factor considered and utilized herein consisted of and is based upon the issuance price of all securities issued (in February 2003) which shares of common stock were all issued at $.001 per share.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to completion July   , 2004


The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                                3,005,650 SHARES


                              STRONG TECHNICAL INC.

                                  COMMON STOCK



This is a resale prospectus for the resale of up to 3,005,650 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.


Our common stock is not traded on any market.


Selling stockholders will sell at a fixed price of $.001 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very high risks. See "High Risk Factors" beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. The date of this prospectus is July , 2004.

                               PROSPECTUS SUMMARY

About Strong Technical Inc.


Strong Technical Inc. was incorporated in the State of Delaware on February 4, 2003 and has only recently (in May 2004) commenced significant operations. We may refer to ourselves in this document as "Strong", "we," or "us." We are engaged in the business of providing personnel to industry as a supplier of outsourcing service personnel. Our business plan (as initiated in May 2004) is to supply consultants, engineers, designers and draft persons to industrial and manufacturing plants for a negotiated and agreed to fee. Such outsourcing activities focus on supplying such personnel primarily on a temporary basis. We concentrate our efforts in the petro-chemical, pharmaceutical and nuclear power industries. We do not consider ourselves to be a blank check company as that term is defined in Regulation C, Rule 419 of the Securities Act Rules, which defines a "blank check" company as a "...development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person." To the contrary, we have a specific business plan which has been initiated and no current intention to merge with or acquire another company in the foreseeable future.


Our principal executive offices are located at 303 Church Street, Rock Hill, South Carolina 29730 and our telephone number at that address is (803) 230-8487.

The Offering

The shares being offered for resale under this prospectus consist entirely of outstanding shares of our common stock held by the selling stockholders identified herein.

Shares of common stock offered by us:   None


Shares of common stock which may be sold by the selling stockholders:  3,005,650


Use of proceeds: We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.


Selling stockholders will sell at a fixed price of $.001 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.


Risk factors:   The purchase of our common stock involves a high degree of risk.

                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:

                                              As of                      As of
                                      June 30, 2003             March 31, 2004
                                                                  (un-audited)

Assets                                $         0                  $       12


Liabilities (due to officer)          $       357                  $   11,728


Common Stock
17,765,650 shares                     $    17,776                  $   17,776
Accumulated Deficit                      ($18,093)                   ($29,482)


Total Stockholder Deficit                   ($357)                   ($11,716)


Statement of Operations Data:

                                                                        For the Nine Months         From inception
                                            From inception February            Ended              February 4, 2003 to
                                            4, 2003 to June 30, 2003       March 31, 2004           March 31, 2004
                                                                             (Unaudited)              (Unaudited)
General and Administrative Expenses                      $18,093                    $11,389                $29,482
                                                         -------                    -------                -------

NET LOSS                                                ($18,093)                  ($11,389)              ($29,482)

Basic and Diluted Loss per Share                        ($ 0.00)                   ($ 0.00)               ($ 0.00)

Weighted average number of shares                    17,765,650                 17,765,650              17,765,650
outstanding
Trading Market:   None


                                HIGH RISK FACTORS

You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and you may lose all or part of your investment.

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in this prospectus. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus.


1. Strong is a development stage company with limited revenues and a limited operating history and therefore no means exist to evaluate future performance. As a result, you may be paying much more than the true value of your stock.

Strong was incorporated in the state of Delaware on February 4, 2003 and only initiated its principal business operations in May of 2004. As of March 31, 2004 we had no revenues and virtually no assets. Our available cash as of July 21, 2004 is approximately $4,800 . A substantial portion of our activities has involved developing a business plan. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made. Risks to Strong include:


o competition from entities that are much more established and have greater financial and technical resources than do we;

o need to develop infrastructure; i.e.: establishing communications with engineering and purchasing managers throughout the Southeast portion of the United States.

o        ability to access and obtain capital when required; and

o        dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will ever be able to maintain on-going revenue generating activities. Furthermore, we believe that it is probable that we will incur operating losses and negative cash flow for the foreseeable future. This may result in our stock having less volume in any market that may develop than you have paid for your stock


2. We had no financial resources as of March 31, 2004 , and our auditors' report states that there is substantial doubt about our ability to continue as a going concern.

Strong had virtually no financial resources and an operating loss accumulated during the development stage of $25,732 as of December 31, 2003 which increased to $29,482 as of March 31, 2004. Our auditors state in their opinion on our financial statements that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

3. We have not established a source of equity or debt financing and accordingly our initial activities are limited until we are able to initiate full scale operations.

We may require limited financing to fully establish our consulting services business and fully implement our strategic plan. There can be no assurance that outside financing will be available or found. If we are unable to obtain outside financing, we are limited in our ability to commence significant revenue producing activities on a commercially viable basis absent loans of up to $75,000 to Strong by its President. Strong's President has orally agreed to provide this funding on a non-interest basis and understands that by virtue of the oral agreement, he is legally obligated to do so.


If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may be required to substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no Strong officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

4. Shareholders' interests may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of Strong common stock.

We have no committed source of financing other than potential loans of up to $75,000 from our President. Wherever possible, our Board of Directors ("Board")will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our Board has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) but un-issued (82,234,350) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management's ability to maintain control of Strong.



5. Our Board of Directors has the authority (without stockholder approval) to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to diminish stockholder voting power and perpetuate the Boards' control over Strong.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $ .001 per share.

The specific terms of the preferred stock have not been determined, including:

o        designations;

o        preferences;

o        conversions rights;

o        cumulative, relative;

o        participating; and

o        optional or other rights, including:

        o        voting rights;

        o        qualifications;

        o        limitations; or

        o        restrictions of the preferred stock

The Board of Directors is entitled to authorize the issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.


The issuance of preferred stock could diminish the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of Strong or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in negotiations that are beneficial to management. Negotiating with an unfriendly acquirer may result in, amongst other things, terms more favorable to management as opposed to our stockholders. Conversely, the issuance of preferred stock may be dilutive and result in a decrease in any market price of, and the voting and other rights of the holders of the common stock. Strong presently has no plans to issue any preferred stock.

6. If trading develops in our common stock the market is likely to be thin and subject to great price fluctuations. This will reduce your liquidity in our stock.

There can be no assurance as to the prices at which our common stock will trade, if any trading market develops at all. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including:

o        the depth and liquidity of the market for our common stock;

o developments affecting our business generally and the impact of those factors referred to below in particular;

o        investor perception of Strong; and

o        general economic and market conditions.


No assurance can be given that an orderly trading market or any trading market will ever develop for our stock.

7. There is currently no market for our securities and there can be no assurances that any market will ever develop or that our common stock will be listed for trading. If a market does not develop you may not be able to sell your stock. Even if a market does develop there are several factors which may limit its depth and impair your liquidity in our stock.

Prior to the date of this Prospectus, there has not been any established trading market for our common stock and there is currently no market whatsoever for our securities. If we reach a point where we have a sufficient number of shareholders, of which there can be no assurances, we will seek to have a market maker file an application with the NASD to list the shares of our common stock on the NASD Over the Counter Bulletin Board ("OTCBB"), or a similar quotation service, although no assurances can be given as to the timing of that application or the likelihood of it being accepted. If the application is accepted, we cannot predict the extent to which investor interest in Strong will lead to the development of an active, liquid trading market or the prices at which our common stock may trade. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.


In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock which will make it more difficult for an active market to develop in our stock. Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Strong and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

8. Our success, and the value of your common stock will be dependent on our establishing and maintaining a high professional reputation. If our reputation suffers we will not receive assignment requests for our services, causing our revenues to decrease to the likely detriment of our shareholders.

As a professional services firm, we will depend to a large extent on our future relationships with our clients and our goal and intent is to establish a reputation for high-caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services it may be more damaging in our business than in other businesses as not only will we be unlikely to receive future assignments, but we will not be able to leverage their goodwill into referrals . Moreover, if we fail to meet our contractual obligations, we could be subject to legal liability or loss of client relationships. Our contracts will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Additionally, no assurances can be given that we will obtain and retain clients in the foreseeable future.

9. We may not accurately anticipate expenses and underbid jobs. In addition, we could be terminated before projects are completed. This could result in losses for us.

When making proposals for lump sum fixed fee projects, we plan to estimate the costs and timing for completing the projects for clients requesting we create engineering drawings at a fixed cost. These estimates will reflect our best judgment (based upon management's business experience) regarding the efficiencies of our methodologies and utilizing available professionals as we plan to deploy them on projects. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would cause losses and may cause the value of our stock to decrease.


In addition, as consultants, a client will typically retain us on an engagement-by-engagement basis, rather than under long-term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and without significant penalty. Furthermore, because large client projects involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of a project or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

10. Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws which prohibit trading absent compliance with individual state laws.

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.


11. If a market ever develops for our stock, prices may be depressed by sales under Rule 144.

The sale or availability for sale of a substantial number of shares of our common stock in the public market pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair Strong's ability to raise additional capital through the public or private sale of its securities. All of the 17,765,650 shares of common stock currently held by our existing shareholders are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to Strong shareholders being that the OTCBB is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person of Strong) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.


The 17,765,650 shares of common stock outstanding were issued on February 4, 2003 and, accordingly, will not be available for re-sale pursuant to Rule 144 until at least February 4, 2004 assuming this prospectus is effective and Strong is current with respect to its 1934 Act reporting requirements.

12. Neither of Strong's officers have had any past experience in running an engineering temporary agency, and accordingly, decisions made while learning to conduct such a business operation may be ineffective, causing harm to Strong due to such inexperience.

Neither Richard Armstrong, our President, nor David Martin Walser, our Vice President and Secretary, have had any past experience whatsoever in running an engineering temporary agency and similarly lack experience in the area Strong is focusing upon, petro-chemical, pharmaceutical and nuclear power industries.


This lack of experience may prove detrimental to Strong notwithstanding its best efforts in what will basically be an on-the-job learning experience for its officers applying such knowledge as it acquires over time.

For all of the foregoing reasons and others set forth herein, an investment in Strong's securities in any market which may develop in the future involves a high degree of risk.

                                 USE OF PROCEEDS


We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 3,005,650 of the currently outstanding 17,765,650 shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.


                             SELLING SECURITYHOLDERS


The shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of July 21, 2004 , and as adjusted to give effect to the sale of the shares offered hereunder.


                                                                     Amount To Be
                                                                      Owned After
                               2 Current Shares        Shares   Offering Complete
                                   Owned Before         Being       (*Percentage)        Relationship To Strong
Selling Security Holders               Offering       Offered                                Or Affiliates
------------------------       ----------------       -------   -----------------        ----------------------
Richard Armstrong                  14,940,000         260,000       14,680,000           Strong President
                                                                        82.63%
Laura A. Smith                            300             300           0                Stockholder Only
Maureen E. Hart                           300             300           0                Stockholder Only
Angie Hinson Perry                        350             350           0                Stockholder Only
Donna L. Honaker                          400             400           0                Stockholder Only
------------------
2    All common stock par value $.001 per share

                                       9


Heidi K. Klyken                           400             400           0                Stockholder Only
Janet W. Bilodeau                         400             400           0                Stockholder Only
Leigh K. Walser                           400             400           0                Wife of David Martin Walser
Lynn G. Young                             400             400           0                Stockholder Only
Nicki S. Waida                            400             400           0                Stockholder Only
Ronald J. LeBeau                          500             500           0                Stockholder Only
Chris Brazzell                            600             600           0                Stockholder Only
Milton P. Smith                           600             600           0                Stockholder Only
Scott Waida                               600             600           0                Stockholder Only
Oliver Bennett James, Jr.                 700             700           0                Stockholder Only
Frank W. Hart                             800             800           0                Stockholder Only
Gerald Hollingsworth                      800             800           0                Stockholder Only
Marvin James Perry, Jr.                   800             800           0                Stockholder Only
Robert W. Young                           900             900           0                Stockholder Only
Chuck Honaker                           1,000           1,000           0                Stockholder Only
Danny Joseph Phelan                     1,000           1,000           0                Stockholder Only
David Martin Walser                     1,000           1,000           0                Officer and Director
Fred B. Kanos                           1,000           1,000           0                Stockholder Only
Per Klyken                              1,000           1,000           0                Stockholder Only
Victor L. Bilodeau                      1,000           1,000           0                Stockholder Only
Stacy Gilfry                          500,000         500,000           0                Fiancee of Christopher Armstrong
Brigette Armstrong                    750,000         750,000           0                Daughter of Strong President
Christopher Armstrong                 750,000         750,000           0                Son of Strong President
Heather Roberts                       750,000         750,000           0                Daughter of Strong President



* Percentage is only indicated if greater than 1%

None of the Selling Security Holders are broker/dealers or affiliates of broker/dealers.

Richard Armstrong, our President and a Selling Securityholder will be considered to be an underwriter for purposes of this offering.


Selling stockholders will sell at a fixed price of $.001 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.


                         DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. As of March 31, 2004 our liabilities exceeded our assets by $11,716 and our per share book value was negative. Accordingly, in determining the offering price, Strong has utilized the issuance price of all securities issued in February 2003 which shares of common stock were all issued at $.001 per share.

                                 DIVIDEND POLICY

We have never paid a cash dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

                              MARKET FOR SECURITIES


There is no public market for our common stock and no public market may ever develop. While we will seek to obtain a market maker after the effective date of this prospectus to apply for the inclusion of our common stock in the OTCBB, we may not be successful in our efforts and owners of our common stock may not have a market in which to sell the same. Even if the common stock were quoted in a market, there may never be substantial activity in such market, if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Strong common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of Strong.

The number of shares of Strong that could be sold pursuant to Rule 144 (once Strong is eligible therefore) is 903,930.


Strong has agreed to register a total of 3,005,650 shares for sale by security holders.




                   NOTE REGARDING FORWARD-LOOKING STATEMENTS.


Certain matters discussed in this prospectus are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," "estimate" or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this Prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


We were organized in February 2003 and have not commenced significant operations or recognized any revenue through March31, 2004. See, however, Business, Recent Developments for activities that commenced in May 2004 pursuant to which Strong has agreed to (and has commenced) provide PDA Design Services ("PDA") with its services which is expected to generate approximately $123,500 over the 1900 hour term of this oral agreement.


Our Plan of Operation over the next 12 months is as follows:


We intend to continue to provide services, pursuant to our oral agreement with PDA in order to satisfy Strong's cash requirements over the next twelve (12) months. Anticipated cash requirements (for rent, office supplies, utilities and payment to our President) are expected to be approximately $68,000 per annum. On a four (4) week basis, the PDA agreement will generate approximately $10,400 (160 hours at $65 per hour) and after payments of $4,000 ($1,000 per week) to our President, Strong will be left with approximately $6,400 ($1,600 per week) for each 4 weeks of services to cover its expenses.

Additionally, we will seek to leverage our president's experience as a consulting and project engineer for large companies into a client base of companies to engage us to fill their needs for engineering professionals. We may fail in our efforts to accomplish this. The extent of operations over the next 12 months will be determined by the number of additional engagements that we obtain, and the quantity of engineering professionals that our engagements request that we provide.

As a result, we cannot predict what our level of activity will be over the next 12 months with the exception of the aforesaid PDA agreement. We have set certain milestones, as follows. Successful negotiation of additional contracts in late 2004/2005 generating net revenues of approximately $156,000 through hiring of engineers and designers as necessary; complete database by November 2004 with internet interface; and negotiate additional contracts beginning with the first quarter 2005.

We will not incur any cash obligations that we cannot satisfy with known resources, i.e., the PDA agreement or loans to Strong by its President as hereinfter indicated. Our president will provide his services and will be compensated in the manner heretofore indicated above, until we can generate revenues and will advance a limited amount of funds to cover costs incurred such as telephone costs and professional fees. These funds are not expected to exceed $75,000 and will be treated asnon-interest bearing loans due on demand. . Through March 31, 2004 Strong's President has loaned Strong $11,728. While Strong's President has orally agreed to be legally obligated to provide those funds, there is no written agreement. We will undertake more activities if we obtain funding or as we complete engagements and get paid therefore.

Strong intends to operate similar to a "staffing" agency, although we will specialize in the engineering field. Our "Plan" is to solicit industrial and manufacturing plants for contracts regarding our placement of technical people for a fee. This has negligible out-of-pocket costs. Upon successfully obtaining a contract, we will place a technical person, (the professional and experience of the person dependant on the client's request).

Estimated costs to accomplish our initial objectives over the next 12 months are, as aforesaid, negligible but can not be further specified since, to an extent, such costs will be based upon the number (and size) of agreements we are able to obtain. Costs are further anticipated to be negligible since payments to our personnel are expected to be made upon completion of engagements and principally from payments received by Strong upon such completion (unless payments are received by Strong as work progresses, in which case Strong personnel will similarly be paid as work progresses.)

Based upon the above, technical personnel placed by us will be paid when we are paid by our client, we do not anticipate the need for any significant funds in order to accept and complete engagements and accordingly, Strong can operate over the next 12 months without additional significant cash requirements (except for the above-referenced President's loans as and when necessary).

Our product research will be limited to developing our database system which will sort and match clients to personnel and we do not anticipate any further significant purchases in the foreseeable future. If and when needed, we will hire a part-time employee to assist with sorting resumes and enter resumes into our database.


Our 12 month Plan of Operations to the limited extent that specificity may be indicated may be summarized as follows on a quarter by quarter basis.

Quarter Ended March 31, 2004:


We have continued to identify and contact industrial plants via our President's personal contacts and previous co-workers at these industrial plants. The contact method is in the form of personally meeting with the contacts and via telephone conversations, the cost of which is negligible, approximated at $1,000 over the next 12 months. Our website, (the construction of which is being done by our President, his son and a college student for a nominal charge of approximately $1,000, although there is no written contract) when completed in September-October 2004, will have an avenue which perspective technical people can submit their resume, as well as view current temporary positions.


Strong has no limit restrictions regarding geographical location of assignments, as the client pays expenses as part of the rate charged.

Quarter Ended June 30, 2004:


We will continue to create a database of resumes for prospective clients to review for possible assignments. Our President is responsible for the database and is not charging Strong for this service. The resume database is an ongoing process. Most of the resumes on file are from our President's personal contacts collected over the last five years. Currently, Strong has on file 25 resumes, which are updated as the persons involved enhance their careers. These persons are contract employees that generally accept only short term contracts of three
(3) to nine (9) months duration. Strong is developing its database so as to match a client's request to the resume that most suits it. The resumes are input to the database as soon as they come in with a date of input. The database keeps track of the date and activity and will activate a flag when a resume is inactive for 3 months, at which time we will contact the individual to ascertain whether or not we should maintain their resume on file.

It is expected that additional resumes will continue to come in via mail and e-mail from our President's personal contacts. Our President intends to continue to solicit from his contacts via telephone and personal meetings in an effort to provide positions for temporary assignment. As heretofore indicated, our President is providing this service and contact information at no cost to Strong.


Quarter Ended September 30, 2004:

Complete website, which contains avenue for which prospective and known technical people (i.e., engineers, designers and draft persons) can submit their resume on line, as well as an avenue for which prospective clients can review Strong's experience, qualifications and contact information. Anticipated cost for website is approximated at $1,000.

We will continue to collect resumes and solicit potential clients.

Quarter Ended December 31, 2004:


We will continue to collect resumes and solicit potential clients. We expect to have filled, on a temporary basis, 6-8 positions. The professionals that are hired for these temporary assignments will be paid on a 1099 basis since these individuals are independent contractors as opposed to Strong employees, and accordingly, may provide similar services for other companies. In this manner, the independent contractor pays his own taxes and Strong is not involved in administering or setting aside payroll taxes. The assignee is paid when Strong is paid for its invoice, therefore there is little cost to Strong.


Quarter Ended March 31, 2005:

We will continue to collect resumes and solicit potential clients. We expect to have filled, on a temporary basis, 15-20 positions. The professionals that are hired for these temporary assignments will be paid on a 1099 basis. The assignee is paid when Strong is paid for its invoice, therefore there is little cost to Strong.


By first quarter 2005 two employees will be required if our business heads in the direction we wish it to; one person to receive calls from our independent contractors and companies utilizing their services, database input and normal office work and a second person will be hired for business development and contract negotiation. If our business increases, we will need two additional individuals to perform services in the same manner as indicated above.


During the above-referenced period and for the foreseeable future, we do not expect to engage in product research and development or purchase or sale of any plant and/or significant equipment. As to our number of employees commencing September 2004, we intend to have two - four employees (including our President) on a day-to-day basis as and when needed. Presently, Strong's President is performing all necessary tasks.

General and administrative expenses from 2/4/03 (inception) to March 31, 2004 amounted to $29,482 with approximately 68% thereof ($20,000) being utilized for legal and accounting fees associated with this Prospectus. The balance was utilized for general, corporate and office expenses.


Liquidity


Our available cash as of July 21, 2004 is $4,800.


We do not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances, when needed, (excluding Strong's President's loan commitment) will be available. We do not have a capital intensive business plan. We will use funding, if obtained, to cover the salary of our founder and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with our President other than compensation to him for his services rendered pursuant to the PDA agreement ($1,000 per week). While no annual salary or length of employment has been determined to date, we anticipate providing an annual salary not to exceed $100,000 commencing with the successful completion of an engagement other than the PDA agreement. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments.

We may seek venture or private capital subsequent to the date of this Prospectus through the possible sale of debt and/or equity securities. To date, no venture capital firm or potential lender (excluding Strong's President) has been approached or identified and absent a liquid trading market in our securities, the likelihood of obtaining financing of this nature is limited, if not non-existent. Any such funding as may be obtained (expected to be limited, if any) will be utilized principally for marketing (advertising) purposes.

Notwithstanding the above, we commenced operations in May 2004 and we are actively seeking additional client engagements. The private capital will be sought from former business associates of our founder or private investors referred to us by those associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.


To meet commitments that are greater than 12 months in the future, we will have to obtain client engagements in sufficient number and at sufficient levels of profitability. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if same can be obtained on terms deemed reasonable to management.

With respect to the establishment of a website, as discussed above, same should have little or no impact upon liquidity as we anticipate cost therefore to approximate $1,000.

Strong will pay all costs related to this offering estimated at $54,601, less $20,000 already paid toward legal and accounting fees. The balance is intended to be paid as and when necessary and required or otherwise accrued on the books and records of Strong until it is able to pay same either through revenues or loans from its President.

Strong has virtually no financial resources and an operating loss accumulated during the development stage of $29,482 as of March 31, 2004. Our auditors state in their opinion on our financial statements as of June 30, 2003 that this lack of resources causes substantial doubt about our ability to continue as a going concern.

Additionally, as of March 31, 2004 Strong had a deficiency in working capital amounting to $11,716.

Rent payments were to commence in May 2004, but as per oral agreement between Strong and its President, will now commence in September 2004.

Recent Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Strong's financial position or reported results of operations.

                                    BUSINESS

We were incorporated in the state of Delaware on February 4, 2003 and have only recently (in May 2004) commenced meaningful operations.


We are engaged as a service business providing personnel (engineers, designers and draftspersons) to industry as a supplier of outsourcing service personnel. Our outsourcing activities focus on supplying skilled workers and engineering professionals primarily to business and industry on a temporary basis for a fee. We concentrate our efforts to the petro-chemical, pharmaceutical and nuclear power industries.

Basically, work to be performed by designers, engineers and/or draftspersons is in creating engineering documents and drawings in accordance with the client's needs and desires with such drawings/documents encompassing a variety of descriptions, such as creating P&IDs (Process and Instrument Diagrams), Electrical schematics, Piping drawings and mechanical drawings as well as spreadsheets, instrument indexes, estimating, project reports, engineer drawings and project management. We will often be required to submit work schedules and estimates for projects as part of our bidding process.

Strong operates as a "Staffing" agency, although we intend to specialize in the engineering field. We offer clients highly skilled and experienced consultants (someone with specific skills regarding a client's specific requirement), engineers (a degreed individual, be it electrical, mechanical or chemical, in the area of the client's request), designers (a non-degreed person with experience in electrical, mechanical, process, chemical or instrumentation design), and draftspersons (an experienced person in producing engineering drawings under the guidance of a designer or engineer).


The Management of Strong is not aware of the current or foreseeable future needs of obtaining any governmental approvals for its proposed services.

All independent contractors on assignment to our clients will be on our payroll only during the periods of their assignments. We will enter into agreements with our independent contractors providing that their employment is continued after completion of an assignment only if another suitable assignment is available.


We are in the process of establishing a database of skilled temporary workers as described in our Management's Discussion and Analysis/Plan of Operations and eventually will utilize our website in furtherance of establishing an ongoing database. In essence, we are establishing a database of both resumes and client information. The resumes we receive are entered into our database and with the database to be interfaced with our website. By entering resumes into our database, we facilitate the process of matching resumes to clients. As relates to software and programming applications, Strong intends to utilize currently available software in furtherance of its business objectives, but does not expect that it's operations will require it to develop software.

Proposed Outsourcing Services

The outsourcing services that we provide and intend to continue to provide are providing engineering personnel, including designers, draftsmen and technicians, on a project-by-project basis. Recruitment and assignment of these personnel will be initially conducted by telephone and internet through our South Carolina office. A client that has an in-house engineering department will be able to supplement its permanent staff in a particular skill or for a specific project by utilizing engineering and technical personnel provided by Strong to implement the client's design and programs. This statement is based upon Strong's management past personal business experience. Management believes that a client with an engineering staff does not generally hire additional staff for a temporary requirement. Industrial and manufacturing plants that require a capital project be engineered and implemented "3out source" the engineering and construction. Clients rarely hire extra permanent staff to complete capital projects since once the capital projects are completed, they most often, no long require the extra persons. Therefore, instead of direct hiring for a few months, they outsource. We seek to provide our clients with several candidates for interview before an assignment is made. The work is performed at the client's

-----------------------
3   obtain goods or services from an outside supplier; to contract work out.

facility under the client's supervision. We will not be either an independent consultant or an engineer of record. The client is charged at an hourly rate that comprises the direct labor rate of the personnel provided as well as associated costs (such as fringe benefits, if any, and payroll taxes) and a mark-up to cover our overhead and profit. Management believes, based upon many years of personal experience and contact with professionals of this nature, that there are many engineers and technical personnel who choose to work on temporary assignments rather than hold permanent positions because of the opportunity to work on diverse projects and to choose times of employment. Many of these persons are retired or semi-retired professionals as well as laid-off engineers that choose temporary assignments over direct work, preferring the challenges that various diverse types of projects may bring. They are not guaranteed steady employment, are not eligible for promotion and receive lesser fringe benefits such as: paid vacation, health insurance and other perks associated with full-time employees than their full-time counterparts.

The use by clients of outsourcing services personnel provided by us will allow them to hire only such permanent employees as are required for their regular work loads. Clients thus should be able to shift to us their cost and inconvenience associated with the employment of such personnel, including advertising, interviewing, screening, testing, training, fringe benefits, record keeping, payroll taxes and insurance. Our temporary personnel are not provided benefits or insurance or other "perks" referred to above, nor will we need to test or train such personnel. Our contract employees are independent consultants and will have to carry their own insurance and pay their own taxes. Our independent contractors, once recruited, will be assigned to a succession of positions with different clients or enter into contracts that provide that they are only our independent contractors for the length of their assignment. Outsourcing activities Strong is and will be providing for their clients include: Providing programmers of Programmable Logic Controllers, (a device that has inputs and outputs and generally uses binary code and allows the opening and closing of valves or other outputs based upon the status of the inputs, such as a pressure switch or flow switch); and providing to the client mechanical, electrical, process or architectural designers or engineers. These people will provide engineering documents, as in the form of drawings.


Personnel Assignment and Recruitment

We maintain a computerized data base of information on potential independent contractors. The data base is intended to contain information on engineering services personnel classified by skill, residence, experience and current availability for assignment. When called upon to fill an assignment, we will match the client's specifications with the information in the data base on these potential independent contractors. We anticipate that the ability to update, expand and rapidly access the data base will be important to our success in our engineering services operation because of the diversity of skills involved.

We will recruit personnel through advertisements in trade journals and through referrals by current and past employees and/or our current stockholders as well as through a web site we intend to establish. The website is currently being designed (with no website address chosen as yet) with an expected date of completion in late September - October 2004 with total cost approximated at $1,000. The website will have avenues for a prospective employee or consultant to send his or her resume and for prospective clients to view Strong's experience and contact information. Many of our independent contractors will not work exclusively for us. Compensation and location of the assignment will be principal factors considered by such personnel when choosing from competing assignments.

Competition


We face intense competition from a large number of local and regional firms as well as national firms. The Company competes with these firms for potential independent contractors as well as for clients. Many of the regional firms and all of the national firms with which it competes and will compete with are substantially larger and possess substantially greater operating, financial and personnel resources than us. Given the development stage of Strong, there is no guarantee that we will be able to successfully compete on the basis of price, quality and reliability of service.


Employees


As of July 21, 2004, our only employee is our President who currently serves on a full-time basis (more than 40 hours a week). We do not anticipate entering into any collective bargaining agreements.

Commencing September 2004, we intend to have two - four employees (including our President) on a day-to-day basis as and when needed as well as a part-time employee to assist with sorting resumes and enter resumes into our database. Presently, Strong's President is performing all necessary tasks.


Strategy


 Many companies may require additional, temporary support on capital projects, as they are short-term. We will use our founder/president's contact base to identify initial clients. Our president, who is currently our sole employee, has more than 15 years of experience in senior engineering positions and has been an engineering consultant to such large entities as IBM, DuPont and Fluor. Our president has served as a consulting engineer for over a dozen entities. In the course of these endeavors, our president has made personal contacts which he believes will give Strong an entree for its services. We have commenced to approach those contacts by telephone, letter and face to face meetings in order to obtain potential consultant placements.


Initially, the independent consultants will be individuals or groups with whom our president is familiar or with whom our president has undertaken projects in the past as an engineering consultant. If we obtain significant numbers of engagements, we anticipate increasing our base of consultants. The purpose of using outside consultants is to have access to skilled professionals on an "as needed" basis without incurring fixed costs.

Recent Developments


Notwithstanding management's prior intentions to commence meaningful business operations upon the effective date of this Registration Statement, management determined to alter the course and commence operations without waiting for such effectiveness. In that regard, and on May 5, 2004, Strong, through its President, entered into an oral agreement with PDA providing for Strong providing 1900 hours of service at $65 per hour in order to generate initial revenues of approximately $123,500. These services are being provided by Strong's President (pursuant to oral agreement) at the rate of 40 hours per week and consist of preparing electrical drawings for certain companies as well as performing 4ARC-Hazard Analysis for such companies. For services provided, Mr. Armstrong is paid $1,000 per week out of the $2,600 in revenues generated by him for his performance. Since such services are being billed at $65 per hour (40 hours at $65 equals $2,600). With services being provided at the rate of 40 hours per week, the PDA agreement will take 47.5 weeks to complete. Both Strong and PDA can request termination of this agreement upon two (2) weeks written notice. There are no other material terms to this agreement.

Description of Property

Strong currently maintains its executive offices at 303 Church Street, Rock Hill, South Carolina 29730 a warehouse facility leased by our President and currently utilized by Strong on a rent-free basis until September 2004. Commencing September 2004, Strong is obligated to pay $315 per month which rental charges increase to $630 per month commencing January 2005 on a month-to-month basis. There is no written lease agreement. The space occupied consists of 1600 square ft. located downtown Rock Hill, 3 miles from/to I-77. It has multiple telephone and internet capability and has central air conditioning and heating. The property is both large enough now and allows for future expansion.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

Directors, Executive Officers, Promoters and Control Persons

Our management consists of:

Name                       Age      Titles

Richard Armstrong          50       Director, President, Chief Executive Officer
                                    and Chairman
David Martin Walser        47       Director, Vice-President, Secretary
                                    and Chief Financial Officer

Messrs. Armstrong and Walser have served as directors of Strong since February 2003 and April 2003 respectively and will continue to serve in such capacity until the annual meeting of Strong stockholders anticipated to be held in September 2004. Thereafter, directors will be elected for one year terms at annual stockholders' meetings.
-----------


4 An Arc Flash is a dangerous condition associated with the explosive release of energy caused by an electrical arc due to either a phase to ground or phase to phase fault. This fault can result from many factors, including dropped tools, accidental contact with electrical systems, build up of conductive dust, corrosion, and improper work procedures. The analysis is the method with which an engineer, through calculations, determines the degree of hazard and personal protective equipment to be used when working on or near the electrical equipment.

Richard L. Armstrong: Founded us in 2003. Richard L. Armstrong has been an independent consulting and contract engineer since 1979. He has degrees in Civil Technology, Electrical Technology, Chemical Engineering and Pnuematics and Hydraulics. He has worked in project/construction management, project design start-up and commissioning of scrubber systems and other engineering projects. Since 1998 he has been a contract employee of Bowater Pulp and Paper in Catawba ("Bowater"), South Carolina working on various paper manufacturing projects. Mr. Armstrong was the lead electrical and instrument consultant on Bowater's new Pulp Mill, TMP Conversion and #3 Paper Machine Conversion from news print paper to coated paper. Bowater is a pulp and paper manufacturer located in Greenville, South Carolina. From 1996 to 1998 he worked, as a contracted engineer for Phillip Morris on electrical controls for processing lines. From 1994 to 1996 he was a senior electrical engineer at BF Goodrich.

David Martin Walser: Became Director, Vice President, Secretary and CFO in April 2003. He holds a BS/BA in accounting from East Carolina University and since 1984 has been cost/capital projects administrator for Bowater Carolina Company, a privately held company. Mr. Walser served as the cost controller for those projects referred to above, in which Mr. Armstrong was involved on behalf of Bowater. He also served on projects involving Cluster Compliance at Bowater. "Cluster Compliance" required Bowater, as well as other industrial plants located in the United States to complete various EPA requirements for clean air and the discharge of Dioxins by April 2002.


Absent unforeseen contingencies and/or business growing at an unexpected rate, it is Strong's President's intention to continue to devote forty (40) hours per week towards fulfillment of the PDA agreement. Strong's President generally works between sixty (60) and eighty (80) hours per week thereby leaving between twenty (20) to forty (40) hours per week to devote to Strong's Business Plan (exclusive of the 40 hours per week devoted to PDA agreement fulfillment). Mr. Walser intends to devote approximately thirty (30) hours per month to Strong's activities.While it is not anticipated that either individual will devote less time to Strong's activities than that indicated above, circumstances may require devotion of additional time as and when necessary.


Committees of the Board of Directors

Messrs. Armstrong and Walser are currently our only directors. Concurrent with having sufficient members and resources, the Board of Directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by Strong for any expenses incurred in attending directors' meetings provided that Strong has the resources to pay these fees. Strong will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Article 3.1 of Strong's By-Laws indicated, in part, that the number of directors may not be less than three, except when Strong's shares are all owned by one or two stockholders. Since Strong only had two directors and more than two shareholders, it was in non-compliance with aforesaid Article 3.1 until such time as its Board of Directors in accordance with Article VII changed aforesaid
Article 3.1 to provide that the number of Strong's directors shall be two to seven regardless of the number of its shareholders.

Stock Option Plan

Pursuant to December 13, 2003 Board of Directors' approval and subsequent stockholder approval, Strong adopted its 52003 Non-Statutory Stock Option Plan (the "Plan") whereby it reserved for issuance up to 2,500,000 shares of its common stock. Strong intends to file a Registration Statement on Form S-8 so as to register those 2,500,000 shares of common stock underlying the aforesaid options, once it is eligible to do so, i.e., once Strong is subject to the 1934 Act Reporting Requirements and has filed all required reports during the preceding 12 months or such shorter period of time as required.

Management has not issued any of the aforesaid options, but may do so in the future to those persons whom it considers to be important to its business activities.

As described, the Board of Directors, on December 13, 2003, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Strong and its subsidiaries, if any. The Board of Directors believes that Strong's policy of granting stock options to such persons will continue to provide it with a critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide Strong with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of Strong's policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The Board of Directors believes that important advantages to Strong are gained by an option program such as the Plan which includes incentives for motivating employees of Strong, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

---------------
5 Non-Statutory Stock Options (NSO) do not meet certain requirements of the Internal Revenue Service as opposed to Incentive Stock Options (ISO) which meet the requirements of Section 422 of the Internal Revenue Code. Further, NSO's have two disadvantages compared to ISO's in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO's is treated as compensation which is taxed at higher rates than long-term capital gains.

The principal terms of the Plan are summarized below, however it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan filed as an exhibit to Strong's Registration Statement of which this Prospectus is a part.


Summary Description of the Strong Technical Inc. 2003 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to Strong and its subsidiaries, if any, with additional incentives by increasing their ownership interest in Strong. Directors, officers and other employees of Strong and its subsidiaries, if any, are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by Strong and consultants, attorneys and advisors to Strong providing valuable services to Strong. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to Strong and/or its subsidiaries, if any, are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of Strong or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the Board of Directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

o decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

o        extend the NSO period, or

o        materially increase the benefits accruing to Plan participants, or

o        materially modify Plan participation eligibility requirements, or

o        extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect until terminated by the Board of Directors.

Executive Compensation


No officer, director or employee has received or accrued any compensation to date other than our President receiving $1,000 per week pursuant to the PDA agreement which commenced in May 2004., No director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000. We currently have no formal written salary arrangement with our President and while no specific annual salary or length of employment has been determined, we anticipate providing an annual salary not to exceed $100,000 commencing with the successful completion of an engagement, other than the PDA agreement, i.e. contract completion termination date as determined by Strong's client and evidenced by its payment to Strong. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. Each officer and director will be paid a negotiated percentage of the total contract price for the events that they arrange which is currently expected to approximate 8% of the negotiated contract. They will receive no other compensation from us until we are operating profitably.


                             PRINCIPAL SHAREHOLDERS


As of July 21, 2004, we had 17,765,650 shares of common stock outstanding which are held by 30 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the Board of Directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 1, 2004; of all directors and executive officers of Strong; and of our directors and officers as a group.



Name and Address of       Number of Shares         Percent of Class
Beneficial Owner6         Beneficially Owned7
----------------------    -------------------      -------------------


Richard Armstrong          14,940,0006                 84.09%


David Martin Walser              1,400                      *


Officers and Directors
as a group (2 persons)     14,941,4008 9                        84.10%


         *Less than 1%

--------------------------
6        The address for each person is 303 Church Street, Rock Hill, South
Carolina 29730 (our office).
7        Unless  otherwise  indicated,  Strong  believes  that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.
8        Exclusive of an aggregate of 2,250,000 shares owned by 3 of the adult sons and daughters of Strong's President (750,000 shares each). Strong's President disclaims any beneficial interest in, or control over such 2,250,000 shares other than that which may be attributed to him by operation of law.
9        Includes 400 shares owned by David Martin Walser's wife in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Mr. Walser disclaims any beneficial interest in or control over any of such 400 shares other than that which may be attributed to him by operation of law.

                              CERTAIN TRANSACTIONS

Upon our organization in February 2003, we issued 17,765,650 shares of our common stock to twenty nine shareholders for a total of $17,765.65 or $.001 per share (the par value of the shares). Of the aforesaid 17,765,650 shares, 2,750,000 shares were issued for services rendered and valued at $2,750 while the balance of 15,015,650 shares were sold for a cash consideration of $15,015.65 . Mr. Armstrong, our President purchased 15,000,000 of these shares at $.001 or $15,000.00 and subsequently, in February 2004, sold 40,000 of such shares to Don Rogers, our thirtieth stockholder and thereafter in May 2004, sold Mr. Rogers an additional 20,000 of his shares. Additionally, of the 17,765,650 shares issued, an aggregate of 2,250,000 shares were issued (in February 2003) to three of the adult children of Strong's President (750,000 shares each) as follows.

Name                      Relationship                      Services Rendered
---------------------     -----------------------------     -------------------

Christopher Armstrong     Son of Strong's President         Computer Work
Brigette Armstrong        Daughter of Strong's President    Office Start Up Work
Heather Roberts           Daughter of Strong's President    Office Start Up and
                                                            Computer Work

A further 500,000 shares were issued to Stacy Gilfry, Christopher Armstrong's fiancee for her assistance with Strong's Business Plan.

Mr. Walser, an officer and director of Strong was issued 1,000 shares in February 2003 and his wife was issued 400 shares in February 2003.

The sole promoter of Strong is its President Richard Armstrong.


From inception to date, Strong's President has loaned (on a non-interest bearing basis) Strong a total of $11,728, all of which remains outstanding. It is anticipated that these monies will be repaid out of net pre-tax profits, if and when available at a yet to be determined future date. Mr. Armstrong has orally agreed to lend Strong up to an additional $75,000 on a non-interest bearing basis and on an as needed basis and under the same repayment terms as relates to previous loans, and understands that by virtue of such oral agreement, he is legally obligated to do so.


The certificates issued to these stockholders bear a restrictive legend, and stop transfer instructions are noted on our record. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid to anyone.

Our offices are located at 303 Church Street, Rock Hill, South Carolina 29730 a warehouse facility leased by our President and currently utilized by Strong on a rent-free basis until September 2004. Commencing September 2004 , Strong is obligated to pay $315 per month which rental charges increase to $630 per month commencing January 2005 on a month-to-month basis.

                          DESCRIPTION OF CAPITAL STOCK

Introduction

We are authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences to be determined from time to time by our Board of Directors. No shares of preferred stock have been designated, issued or are outstanding. However, the authorization in our certificate of incorporation results in our Board of Directors being empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Common Stock


There are 17,765,650 shares of our common stock issued and outstanding at July 21, 2004 , which shares are held by 30 shareholders. The holders of our common stock:


o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional 82,234,350 shares (100,000,000 authorized, less 17,765,650 outstanding) may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

No Preemptive Rights

No holder of our common stock has any preemptive right to subscribe to any of our securities of any kind or class.

Shareholder Matters

As a Delaware corporation, we are subject to the Delaware Revised Statutes ("BCL" or "Delaware law"). Certain provisions of Delaware law create rights that might be deemed material to our shareholders, such as:.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of the articles of incorporation, and all amendments thereto; bylaws and all amendments thereto; and the stock ledger.

Certain Business Combinations. Delaware law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." These provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of the BCL are applicable to any Delaware company with 200 or more stockholders of record and that has a class of securities registered under
Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this prospectus we will become subject to the Exchange Act and we will be subject to these statutes as our Articles of Incorporation do not exempt us from them.

These provisions of Delaware law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he had prior approval of our Board of Directors. The term "combination" is described in the Delaware law to include , among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in Delaware law "resident domestic corporation" means a Delaware corporation that has 200 or more shareholders. An "interested stockholder" is defined in Delaware law as someone who is either:

o the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

o our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.


Amendments to Bylaws. Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the Board of Directors. In exercising this discretion, our Board of Directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent


The Transfer Agent for our common stock is Continental Stock Transfer and Trust, 18 Battery Place, New York, New York 10004, telephone number 212-845-3212.


                              PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

o        on any market that might develop;

o        in transactions other than market transactions;

o        by pledge to secure debts or other obligations;

o (if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o 10purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o        in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.001 per share until our common shares are quoted on the Over- the-Counter Bulletin Board or other specified market and thereafter at prevailing market prices, or privately negotiated prices.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.
-----------------


10       If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares in Strong Technical Inc. to a broker-dealer as principal and the broker-dealer is acting as underwriter, Strong Technical Inc. will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in this Prospectus as required and filing the agreement as an exhibit to the registration statement of which the Prospectus is a part.

Affiliates and/or promoters of Strong who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. To the extent necessary, these fees will be paid from loans made by Strong's President to Strong. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

o the basis on which the broker or dealer made the suitability determination, and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

Limitations Imposed by Regulation M

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related prospectus supplement.


                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C. New York,
                                   New York.

                                     EXPERTS

The financial statements of Strong Technical Inc. as of June 30, 2003 and for period from February 4, 2003 (inception) to June 30, 2003 included in this prospectus have been audited by Sherb & Co, LLP independent auditors and have been so included in reliance upon the report of Sherb & Co, LLP given on the authority of such firm as experts in accounting and auditing.

                          UNAUDITED INTERIM STATEMENTS

The information for the interim period ended March 31, 2004 is unaudited, however it includes all adjustments considered necessary for a fair presentation of the results.


                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

         As of the date of this Prospectus, Strong became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N. W., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

         You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:


Strong Technical Inc.
303 Church Street
Rock Hill, South Carolina 29730
(803) 230-8487

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders'
Strong Technical Inc.
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of Strong Technical Inc. (A Development Stage Enterprise) as of June 30, 2003 and the related statements of operations, shareholders' deficit and cash flows for the period, February 4, 2003 (Inception) to June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, the financial position of Strong Technical Inc. (A Development Stage Enterprise) as of June 30, 2003 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 3. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                    /s/Sherb & Co., LLP
                                                    ---------------------------
                                                       Sherb & Co., LLP
                                                    Certified Public Accountants

New York, New York
January 4, 2004

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                  JUNE 30, 2003

                                     ASSETS


ASSETS                                                 $    -
                                                        ---------
        TOTAL ASSETS                                   $    -
                                                        ==========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

DUE TO OFFICER                                         $     327
                                                        ---------
        TOTAL LIABILITIES                                    327

STOCKHOLDERS' DEFICIT:
 Preferred stock, $.001 par value,
  10,000,000 shares authorized,
  no shares issued and outstanding                          -
 Common stock, $.001 par value, 100,000,000
  shares authorized, 17,765,650 shares
  issued and outstanding                                  17,766
 Deficit accumulated during the development stage        (18,093)
                                                        ---------
        TOTAL STOCKHOLDERS' DEFICIT                         (327)
                                                        ---------
                                                       $    -
                                                        =========










    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS

          FOR THE PERIOD FEBRUARY 4, 2003 (Inception) TO JUNE 30, 2003


GENERAL AND ADMINISTRATIVE                           $ 18,093
                                                      -------

NET LOSS                                             $(18,093)
                                                      ========

Basic and diluted loss per share                     $  (0.00)
                                                      ========

Weighted average number of shares outstanding       17,765,650
                                                    ==========




    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT


                                                                                      Deficit
                                                                                     Accumulated
                                                        Common Stock                 During the                Total
                                              ---------------------------------      Development           Stockholders'
                                                 Shares             Amount               Stage                Deficit
                                              -------------      -------------     ------------------     -----------------
Balance, February 4, 2003 (Inception)              -            $     -           $       -              $        -

 Issuance of common stock for services at
  $0.001 per share February 11, 2003          2,750,000              2,750                -                      2,750

 Issuance of common stock for cash at
  $0.001 per share February 11, 2003         15,015,650             15,016                -                     15,016

 Net loss                                          -                  -                (18,093)                (18,093)
                                             ----------          ----------        ------------           -------------

Balance, June 30, 2003                       17,765,650         $   17,766        $    (18,093)          $        (327)
                                             ==========          ==========        =============          =============



    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS

          FOR THE PERIOD FEBRUARY 4, 2003 (Inception) TO JUNE 30, 2003


CASH FLOWS FROM OPERATING ACTIVITIES:
 Netloss                                             $(18,093)
                                                      --------
NET CASH USED IN OPERATING ACTIVITIES                 (18,093)
                                                      --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in due to officer                               327
 Common stock issued for cash                          15,016
                                                      -------
NET CASH FROM FINANCE OPERATING ACTIVITIES             15,343
                                                      -------

NET INCREASE (DECREASE) IN CASH                        (2,750)

CASH, BEGINNING OF PERIOD                                -
                                                      --------
CASH, END OF PERIOD                                  $ (2,750)
                                                      ========



The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

               FROM FEBRUARY 4, 2003 (INCEPTION) TO JUNE 30, 2003

1.       DESCRIPTION OF BUSINESS

                  On February 4, 2003 Strong Technical Inc. (the "Company") was incorporated in the state of Delaware. The Company intends to engage in the business of providing people to industry as a supplier of outsourcing service personnel. The Company's outsourcing activities will focus on supplying skilled workers and engineering professionals primarily to business and industry on a temporary basis, concentrating on the petro-chemical, pharmaceutical and nuclear power industries.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. Basis of Presentation - Development Stage Company - The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 (SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

                  The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs to allow it to continue as a going concern and has a working capital deficit of $7,966. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer non-cash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain financing or if the financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

                  The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         B. Accounting Method - The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on June 30.

         C. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         D. Cash - The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

         E. Loss per common share - Net loss per common share is based on the weighted average number of shares outstanding.

         F. Income taxes - The Company follows Statement of Financial Accounting Standards No. 109 - Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         G. New Accounting Pronouncements - In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The Company believes the adoption of SFAS 150 will have no significant impact on its financial statements. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities.

3.       GOING CONCERN

         The accompanying financial statements have been prepared on a going-concern basis, which presumes that the Company will be able to continue to meet its obligations and realize its assets in the normal course of business.

         As shown in the accompanying financial statements, the Company has a history of losses with an accumulated deficit of $18,093 at June 30, 2003 and, as of that date, a working capital deficiency of $327. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required.

         The Company was organized in February 2003 and has not commenced operations or recognized any revenue.

         The Company does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances, when needed, will be available.

         The Company will endeavor to commence operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of the Company's founder or private investors referred to the Company by those associates. To date, the Company has not sought any funding source and has not authorized any person or entity to seek out funding on its behalf.

         To meet commitments that are greater than 12 months in the future, we will have to obtain client engagements in sufficient number and at sufficient levels of profitability. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if same can be obtained on terms deemed reasonable to management.

4.       STOCKHOLDERS' DEFICIT

                  During the fiscal year ended June 30, 2003, the Company issued 2,750,000 shares of common stock at a par value of $.001 for services. The Company issued an additional 15,015,650 shares for $15,016.

5.       DUE TO OFFICER

                  An officer of the Company has advanced monies to cover certain expenses. These amounts are non-interest bearing and are due on demand.

6.       COMMITMENTS AND CONTINGENICIES

                  The Company is committed to pay all costs related to the filing of the SB-2 registration statement.

7.       SUBSEQUENT EVENTS

                  Pursuant to December 13, 2003 board of directors approval and subsequent stockholder approval, the Company adopted its 2003 Non-Statutory Stock Option Plan (the "Plan") whereby it reserved for issuance up to 2,500,000 shares of its common stock. The Company intends to file a Registration Statement on Form S-8 so as to register those 2,500,000 shares of common stock underlying the aforesaid options.

                  The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries, if any, with additional incentives by increasing their ownership interest in the Company. Directors, officers and other employees of the Company and its subsidiaries, if any, are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

                  The board of directors of the Company or a compensation
         committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and
         (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

                  The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

i. Decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

ii.      extend the NSO period, or

iii.     materially increase the benefits accruing to Plan participants, or

iv.      materially modify Plan participation eligibility requirements, or

v.       extend the expiration date of the Plan.

                  Unless otherwise indicated the Plan will remain in effect until terminated by the board of directors.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                                  BALANCE SHEET

                                 MARCH 31, 2004
                                   (Unaudited)

                                     ASSETS

Cash                                                   $       12
                                                        ---------
        TOTAL ASSETS                                   $       12
                                                        ==========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

DUE TO OFFICER                                         $   11,728
                                                        ---------
        TOTAL LIABILITIES                                  11,728

STOCKHOLDERS' DEFICIT:
 Preferred stock, $.001 par value,
  10,000,000 shares authorized,
  no shares issued and outstanding                          -
 Common stock, $.001 par value, 100,000,000
  shares authorized, 17,765,650 shares
  issued and outstanding                                  17,766
 Deficit accumulated during the development stage        (29,482)
                                                        ---------
        TOTAL STOCKHOLDERS' DEFICIT                      (11,716)
                                                        ---------
                                                       $      12
                                                        =========










    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS

                                                                For the period
                                            For the Nine       February 4, 2003
                                            Months Ended         (Inception) to
                                            March 31,2004       March  31, 2004
                                           -----------------  -----------------
                                               (Unaudited)        (Unaudited)

GENERAL AND ADMINISTRATIVE                 $     11,389       $     29,482
                                            -------------      ------------

NET LOSS                                   $    (11,389)      $    (29,482)
                                            =============      ============


Basic and diluted loss per share           $      (0.00)      $      (0.00)
                                            =============      ============


Weighted average number of shares
 outstanding                                 17,765,650         17,765,650
                                             ===========        ===========








    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT


                                                                                      Deficit
                                                                                     Accumulated
                                                        Common Stock                 During the                Total
                                              ---------------------------------      Development           Stockholders'
                                                 Shares             Amount               Stage                Deficit
                                              -------------      -------------     ------------------     -----------------
Balance, February 4, 2003 (Inception)              -            $     -           $       -              $        -

 Issuance of common stock for services at
  $0.001 per share February 11, 2003          2,750,000              2,750                -                      2,750

 Issuance of common stock for cash at
  $0.001 per share February 11, 2003         15,015,650             15,016                -                     15,016

 Net loss                                          -                  -                (18,093)                (18,093)
                                             ----------          ----------        ------------           -------------

Balance, June 30, 2003                       17,765,650             17,766             (18,093)                   (327)

 Net loss                                          -                  -                (11,389)                (11,389)
                                             ----------          ----------        ------------           -------------
                                             17,765,650         $   17,766        $    (29,482)          $     (11,716)
                                             ==========          ==========        =============          =============



    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                                                For the period
                                            For the Nine       February 4, 2003
                                            Months Ended         (Inception) to
                                            March 31,2004       March  31, 2004
                                           -----------------  -----------------
                                               (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                  $    (11,389)      $    (29,482)
                                            -------------      ------------
 Adjustments to reconcile net loss to
 net cash used in operating activities:

 Issuance of common stock for services             -                 2,750
                                            -------------      ------------
 TOTAL ADJUSTMENTS                                 -                 2,750
                                            -------------      ------------

NET CASH USED IN OPERATING ACTIVITIES           (11,389)           (26,732)
                                            -------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in due to officer                      11,401             11,728
 Common stock issued for cash                      -                15,016
                                            -------------      ------------
NET CASH FROM FINANCE OPERATING ACTIVITIES       11,401             26,744
                                            -------------      ------------

NET INCREASE IN CASH                                 12                 12

CASH, BEGINNING OF PERIOD                          -                  -
                                            -------------      ------------
CASH, END OF PERIOD                        $         12       $         12
                                            =============      ============



    The accompanying notes are an integral part of the financial statements.

                              STRONG TECHNICAL INC.
                        (A Development Stage Enterprise)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

             FROM FEBRUARY 4, 2003 (INCEPTION) TO DECEMBER 31, 2003


1. BASIS OF PRESENTATION


        The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements pursuant to both the rules and regulations of the Securities and Exchange Commission and with instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures required for annual financial statements have been condensed or omitted. The Company's management believes that all adjustments necessary to present fairly the Company's financial position as of March 31, 2004 and the results of operations and cash flows for the nine month period ended March 31, 2004 and the period from February 4, 2003 (Inception) to March 31, 2004 have been included and that the disclosures are adequate to make the information presented not misleading.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2004 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


  3005,650 STRONG TECHNICAL, INC

Common Stock
PROSPECTUS

July     , 2004

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................1

SUMMARY FINANCIAL DATA........................................................1

HIGH RISK FACTORS.............................................................2

USE OF PROCEEDS...............................................................9

SELLING SECURITYHOLDERS.......................................................9

DETERMINATION OF OFFERING PRICE..............................................10

DIVIDEND POLICY..............................................................10

MARKET FOR SECURITIES........................................................11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................11

CERTAIN TRANSACTIONS.........................................................25

DESCRIPTION OF CAPITAL STOCK.................................................26

PLAN OF DISTRIBUTION.........................................................29

LEGAL MATTERS................................................................31

EXPERTS......................................................................31

UNAUDITED INTERIM STATEMENTS.................................................32

WHERE YOU CAN FIND MORE INFORMATION..........................................32

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article "TENTH" of Strong's Certificate of Incorporation provides for indemnification of Strong's officers and directors as follows:

         "TENTH The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, Strong has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of Strong in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Strong will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Strong is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by Strong in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee                                       $      1.00
NASD Filing Fee                                            $    100.00
*Accounting fees and expenses                              $  7,500.00
*Legal fees and expenses                                   $ 35,000.00
*Transfer Agent fees                                       $  3,500.00
*Blue Sky fees and expenses                                $  3,500.00
*Miscellaneous expenses                                    $  5,000.00
                                                           -----------

Total                                                       $54,601.00

* Indicates expenses that have been estimated for filing purposes.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception on February 4, 2003, Strong has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

1. In February 2003, Strong issued 2,750,000 shares of common stock at their par value of $.001 per share to four (4) persons for services valued at $2,750.

2. In February 2003, Strong issued 15,015,650 shares to 25 persons at their par value of $.001 per share in cash totaling $15,015.65.


Each transaction with Strong was negotiated in face-to-face discussions between executives of Strong and each investor, each of whom indicated that they meet the definition of "sophisticated investor" as defined in Regulation D and Strong has made a determination that each of such investors are "sophisticated investors". Strong provided each such investor with business and financial information. Each such investor had the opportunity to ask questions of and receive answers from executive officers of Strong and was provided with access to Strong's documents and records in order to verify the information provided. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Strong. Each purchaser confirmed in writing that the securities were being acquired for investment and that the certificates evidencing the securities would bear a restrictive legend; such certificates do bear a restrictive legend. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.


In February 2004, Strong's President sold 40,000 shares of Strong's common stock to Don Rogers and sold a further 20,000 shares of Strong's common stock to Don Rogers in May 2004.

The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

With respect to each of Strong's current thirty shareholders, it should be noted that in addition to the "sophistication" heretofore referred to that each of the shareholders or their respective spouses (excluding four family members) have, in the past, worked with Strong's President on engineering and related projects.

ITEM 27. EXHIBITS.

*3.1      Certificate of Incorporation


*3.2      By-Laws
***3.2aAmended By Laws


*4.1      Specimen of Certificate of Common Stock

*5.1      Opinion of Gary B. Wolff, P.C.

*10.1    2003 Non-Statutory Stock Option Plan

*23.1     Consent of Sherb & Co., L.L.P.

*23.2     Consent of Gary B. Wolff, P.C. (To be included in exhibit 5.1)

** 23.1a Consent of Sherb & Co., L.L.P.
** 23.2a Consent of Gary B. Wolff, P.C. (To be included in Exhibit 5.1)


***23.1b Consent of Sherb & Co., L.L.P.
***23.2b Consent of Gary B. Wolff, P.C. (To be included in Exhibit 5.1)

    23.1c Consent of Sherb & Co., L.L.P.
    23.2c Consent of Gary B. Wolff, P.C. (To be included in Exhibit 5.1)


*        Filed with initial filing

**       Filed with First Amendment
***      Filed with Second Amendment


The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28. UNDERTAKINGS.

Strong undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Strong pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Strong is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.       Include any prospectus required by Section 10(a)(3) of the Securities
         Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rock Hill, South Carolina, on the 22nd day of July 2004.


STRONG TECHNICAL INC.


/s/ Richard Armstrong

------------------------------------
By: Richard Armstrong, Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature(s) Title(s) Date



/s/ Richard Armstrong            Director (Principal Executive    July 22, 2004
-------------------------------- and Financial Officer)

Richard Armstrong


/s/David Walser                  Director (Principal Accounting
-------------------------------- Officer)                         July 22, 2004
David Walser